EXHIBIT 16



                             January 14, 2002


Office of Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

     We have read Item 4, Changes in Registrant's Certifying Accountants, of Adpads Incorporated's Form 8-K dated January 10, 2002, filed January 14, 2002, and are in agreement with the statements contained in paragraphs (b) and (d). We have no basis to agree or disagree with other statements of the registrant contained therein.

                                  Very truly yours,



                                  /s/ Wiss & Company, LLP

                                  WISS & COMPANY, LLP

Copy to:  Mark Spargo, President
          Adpads Incorporated